UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AIxCrypto Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 12, 2025

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of AIxCrypto Holdings, Inc. (“AIxCrypto” or the “Company”) on December 30, 2025, at 9:00a.m. Pacific Daylight Time. The Annual Meeting will be held in a virtual-only format via internet at www.virtualshareholdermeeting.com/AIXC2025 and entering the 16-digit control number included in your proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

The attached proxy statement describes the business to be conducted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

We hope you can join us at the Annual Meeting. As a stockholder, your participation in the affairs of AIxCrypto is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend the Annual Meeting, please vote your shares as soon as possible by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or if you requested to receive printed proxy materials, your enclosed proxy card or voting instruction card if you hold your shares through a bank, broker or other financial intermediary.

Our Notice of 2024 Annual Meeting of Stockholders, proxy statement for the Annual Meeting and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

On behalf of the board of directors, we would like to express our appreciation for your continued interest in the affairs of AIxCrypto Holdings, Inc.

Sincerely yours,

/s/ Kevin A. Richardson II
Kevin A. Richardson II
Co-Chief Executive Officer

AIXCRYPTO HOLDINGS, INC.NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”)

Please take notice of the following information regarding the 2024 Annual Meeting of Stockholders of AIxCrypto Holdings, Inc.:

TIME	9:00 a.m., Pacific Daylight Time on December 30, 2025

PLACE	Virtual-Only Format via internet at www.virtualshareholdermeeting.com/AIXC2025

ITEMS OF BUSINESS	1.	To elect as directors the five nominees identified in the proxy statement;

	2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers;

	3.	To approve the adjournment of the 2024 Annual Meeting of Stockholders to a later date, or dates, if necessary or appropriate, to solicit additional proxies to vote in favor of the matters presented at the annual meeting..

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment or postponement thereof if you were a stockholder at the close of business on November 20, 2025.

ANNUAL REPORT	Our 2024 Annual Report on Form 10-K is a part of our proxy materials being made available to you.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice of Internet Availability of Proxy Materials) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable and voting your shares at the Annual Meeting will automatically revoke any prior vote by proxy.

By Order of the Board of Directors

/s/ Kevin A. Richardson II
Kevin A. Richardson II
Co-Chief Executive Officer

December 12, 2025

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Q:	When and where is the 2024 Annual Meeting of Stockholders?

A:	The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on December 30, 2025 at 9:00 a.m. Pacific Daylight Time. The Annual Meeting will be held in a virtual-only format via internet at www.virtualshareholdermeeting.com/AIXC2025 and entering the 16-digit control number included in your proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Q:	Why is the Company providing these proxy materials?

A:	The board of directors of AIxCrypto Holdings, Inc. (“AIxCrypto,” the “Company,” “we,” “our,” or “us,” as the context requires) is soliciting proxies to be voted at the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement and other proxy materials that contain certain information specified by law.

Q:	What proxy materials are being made available to stockholders?

A:	The proxy materials consist of: (1) the Notice of 2024 Annual Meeting of Stockholders; (2) this proxy statement; and (3) AIxCrypto’s’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”).

If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:	We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice or contact your bank, broker or other financial intermediary if you hold your shares beneficially in street name.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.

Q:	When were the proxy materials first sent or made available to stockholders?

A:	The Notice was first mailed to stockholders on or about December 15, 2025. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote, online; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:	How can I access the proxy materials over the Internet?

A:	The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of the proxy materials is available at www.proxyvote.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at the Annual Meeting:

●	The election of the five nominees named herein to the five seats on the board of directors (Proposal 1);

●	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2); and

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●	The approval of a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary or appropriate, to solicit additional proxies to vote in favor of the matters presented at the annual meeting (the “Adjournment Proposal”) (Proposal 3).

The stockholders will also be asked to consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the board of directors’ voting recommendations?

A:	The board of directors recommends that you vote your shares:

●	FOR the election of each of the five nominees named herein to the five seats on the board of directors (Proposal 1);

●	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2); and

●	FOR the approval of the Adjournment Proposal (Proposal 3).

Q:	What shares may I vote?

A:	You may vote all shares of common stock, par value $0.001 per share, of the Company that you owned as of the close of business on November 20, 2025 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the Record Date.

Each share of common stock is entitled to one vote. As of the Record Date, there were approximately 7,049,999 shares of our common stock and 39,943 shares of our Series B Convertible Preferred Stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record

If your shares are registered directly in your name with AIxCrypto’s transfer agent, Equiniti Trust Company (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to AIxCrypto or to vote your shares in person at the Annual Meeting.

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Beneficial Owner

If you hold shares in a stock brokerage account or through a bank, broker or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

Q:	How do I vote?

A.

If you are a stockholder of record, you may (i) vote electronically at the Annual Meeting, (ii) vote by proxy at the Annual Meeting, (iii) submit a proxy to vote your shares in advance of the Annual Meeting through the internet by visiting www.proxyvote.com and entering the 16-digit control number included on your proxy card, (iv) submit a proxy over the telephone in advance of the Annual Meeting using the toll-free number below, or (v) submit a proxy to vote your shares in advance of the Annual Meeting by using the proxy card was provided to you.

If you hold your shares in street name through a broker, bank, or other nominee, you will receive instructions from your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating, and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold your shares directly, you may vote by granting a proxy by one of the following methods:

On the Internet—You may vote online at www.proxyvote.com by following the instructions provided in the Notice. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. Eastern Daylight Time on December 29, 2025.

By Telephone—You may vote by telephone by dialing (800) 690-6903. (You will need to have your control number with you.) Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Daylight Time on December 29, 2025.

By Mail—The Notice includes instructions on how to request the proxy materials (including a proxy card) in printed form by mail or electronically by email. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope so as to be received by December 29, 2025. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

If you are the beneficial owner of shares held in street name, you may instruct your bank, broker or other financial intermediary to vote your shares by following the instructions provided by your bank, broker or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.

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Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time before the vote at the Annual Meeting.

If you hold your shares directly, you must (a) file with the Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy by telephone, on the Internet, or by mail, or (c) vote your shares in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Transfer Agent before the Annual Meeting or unless you actually vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time before its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or other financial intermediary. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until 11:59 p.m. Eastern Daylight Time on December 29, 2025.

Q:	How are votes counted?

A:

In the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD AUTHORITY” for each of the respective nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

For the proposals to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2), and to approve the Adjournment Proposal (Proposal 3), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares by proxy, but do not indicate your voting preferences as to one or more of the proposals, the persons named as proxies by our board of directors, Kevin A. Richardson II and Jiawei Wang (the “Named Proxies”), will vote your shares in accordance with the recommendations of the board of directors.

If you are a beneficial owner and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm may exercise discretion to vote your shares with respect to the Adjournment Proposal (Proposal 3). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1) or to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2), resulting in a “broker non-vote” with respect to these matters. See “What is a broker non-vote?” below for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	Pursuant to our Amended and Restated Bylaws, the presence, in person or by proxy, of the holders of shares of the outstanding capital stock of the Company representing at least 33% of the votes entitled to be voted at a meeting of stockholders is required to transaction business at the Annual Meeting (a “quorum”). Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

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Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors (Proposal 1), the five nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a plurality vote.

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2) and the Adjournment Proposal (Proposal 3) will respectively require the affirmative vote of a majority of votes cast by the shares of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, provided a quorum is present.

Q:	What happens if I abstain from voting?

A:	If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and, therefore, they will have no effect on the outcome of Proposals 1, 2, 3.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of the appointment of our independent registered public accounting firm (Proposal 3), and the Adjournment Proposal (Proposal 4). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1) and approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of any of the proposals to be considered at the Annual Meeting.

Q:	Will I have dissenters’ rights?

A:	No. No dissenters’ rights are available under the Delaware General Corporation Law, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this proxy statement and a proxy card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting. You can read the Current Report on Form 8-K on our website or on the SEC’s EDGAR website.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 31.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our board of directors currently consists of five members, each of whose current term of office as a director expires at the 2024 annual meeting of stockholders. Biographical information with respect to our directors is provided below.

Our directors hold office for one year or until their respective successors have been duly elected or until their death, resignation or removal. Our amended and restated bylaws provide that the authorized number of directors comprising our board of directors will be fixed, from time to time, by a majority of the total number of directors.

There are no family relationships among any of our directors or executive officers.

Name	Position with the Company	Age	Director Since
Kevin A. Richardson II	Executive Director & Co-Chief Executive Officer	57	2024
Kevin Chen	Independent Director	47	2025
Koti Meka	Executive Director & Chief Financial Officer	55	2025
Jie Sheng	Independent Chairman & Director	42	2025
Chad Chen	Independent Director	42	2025

Kevin A. Richardson II. Mr. Richardson is Co-Chief Executive Officer and an executive director. Mr. Richardson joined Sanuwave as chairman of the board of directors in August of 2005 until August 2022. Mr. Richardson served as CEO from October 2013 through May 2023, and Chief Strategic officer May 2023- May 2024. He currently serves as an advisor for ProDev Labs. In 2003, he founded Prides Capital LLC and Prides Capital Partners LLC, where he is managing director of the $700 million assets under management investment firm. From 1999 to 2003, Richardson was a partner at Blum Capital Partners, a $2.5 billion investment firm, where he was the lead public partner on 18 investments. Prior to Blum Capital, he worked with Tudor Investment Corporation and Fidelity Management and Research, where he managed funds in aerospace and defense and performed research in a variety of technical, financial, healthcare, and IT industries. Richardson is also on the boards of publicly traded multichannel distributor As Seen On TV, Inc. and E-Diets, and travel technology company, Pegasus Solutions. Previously, he served on the boards of Healthtronics and QC Holdings. Richardson received an undergraduate degree from Babson College and an MBA from Kenan-Flagler Business School at the University of North Carolina.

Kevin Chen. Mr. Chen is currently Chief Economist and CIO of Horizon Financial. Board member of CurrenC Group (listed on Nasdaq), Scage Future (EV truck company listed on Nasdaq), Capitan Investment Ltd. (listed on Toronto Stock Exchange). Former board member of Infint Acquisition Corporation (listed on the NYSE). Adjunct Associate Professor, New York University. A guest speaker at Harvard University, Fordham University, Pace University, and IESE Business School. Former member of the Adjunct Advisory Committee and former Interim Head of the Private Sector Concentration program of Ms. Global Affairs, New York University. Member of the Economic Club of New York. Life Member of the Council on Foreign Relations. Fellow of the Foreign Policy Association. Member of the Bretton Woods Committee. Member of the Economic Club of Miami. Editorial Advisory Board Member of the Global Commodity Applied Research Digest (GCARD) at JP Morgan Center for Commodities (JPMCC) at the University of Colorado Denver Business School. Co-Chair of the New York Finance Forum. He was Senior Portfolio Manager, Credit Agricole/Amundi Asset Management from Aug. 2008 to Oc. 2011. Director of Asset Allocation at Morgan Stanley August 2004 to August 2008. Manager at China Development Bank, September 1998 to August 2000. PhD in Finance from the Financial Asset Management Engineering Center at University of Lausanne, Switzerland at October 2004. Master’s degree in Finance, Center for Economic Research, Tilburg University in the Netherlands at August 2001. B.A. degree in Economics from the Renmin University of China in Beijing, China, July 1998.

Koti Meka. Mr. Koti Meka currently serves as the Chief Financial Officer of both AIxCrypto Holdings, Inc. (AIXC) and Faraday Future Intelligent Electric Inc. (FFIE). His appointment as CFO of Faraday Future became effective on September 23, 2024. In these capacities, Mr. Meka oversees the Company’s accounting and finance functions, including financial planning and analysis, treasury management, reporting and compliance, and strategic cost optimization. He works closely with executive management on budgeting, target setting, process improvement, and financial discipline initiatives across business units. Before joining Faraday Future and AIXC, Mr. Meka spent 14 years at Ford Motor Company in progressively responsible finance roles covering product development finance, corporate planning, and cost optimization. His experience also includes working as a Management Consultant with Accenture, where he advised automotive and industrial clients on operational efficiency and finance transformation, and earlier as a Product and Application Engineer at Detroit Diesel. Mr. Meka holds an M.B.A. from the University of Michigan-Dearborn, an M.S. in Mechanical Engineering from Wayne State University, and a B.Tech. in Mechanical Engineering from Jawaharlal Nehru Technological University, India.

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Jie Sheng. Mr. Sheng currently serves as the Chairman of the Board of AIxCrypto Holdings, Inc. (AIXC), a position he assumed following the company’s rebranding in 2025. He also serves as the Chair of the Audit Committee. Since June 2022, Mr. Sheng has held the position of Head of Operations and Finance Director at FF Global Partners LLC, an affiliate of FF Top, the largest shareholder of Faraday Future. He was appointed to the Board of Directors of Faraday Future in December 2022 as an Independent Director, where he serves as the Chair of both the Finance and Investment Committee and the Compensation Committee, and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Prior to his current appointments, Mr. Sheng held senior executive roles within China National Aviation Fuel Corporation’s international subsidiaries, including Acting General Manager of China Aviation Fuel (Europe) Limited from 2018 to 2022 and Chief Financial Officer at North American Fuel Corporation from 2008 to 2018. Mr. Sheng holds a master’s degree in accounting and financial economics from the University of Essex.

Chad Chen. Mr. Chen serves as a board member of the Company and as a board member of Faraday Future Intelligent Electric Inc. Mr. Chen is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. He represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in-house at an alternative energy company and was an associate with Collins + Collins, LLP (formerly Collins Collins, Muir + Stewart LLP). He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Director Independence

Under Nasdaq’s continued listing requirements, a majority of a listed company’s board of directors must be comprised of independent directors, subject to certain exceptions. In addition, Nasdaq’s continued listing requirements require that, subject to certain exceptions, each member of a listed company’s audit, compensation and governance and nominating committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq’s continued listing requirements, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors determined that, as of the date of this proxy statement, each of Kevin Chen and Jie Sheng are independent under the applicable rules and regulations of Nasdaq. In making such determinations, the Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence.

Board of Directors’ Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on third parties, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no therapeutics manufacturing experience, having no therapeutics marketing or sales capability or experience and dependence on key personnel, as more fully discussed under “Risk Factors” in our 2024 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.

Committees of the Board of Directors

Our board of directors have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.aixcrypto.ai.

Audit Committee. The current members of our Audit Committee are Jie Sheng (Chair), Kevin Chen and Chad Chen, each of whom was determined by our board of directors to be independent under Rule 10A-3 under the Exchange Act and the continued listing requirements of Nasdaq, and to satisfy the other continued listing requirements of Nasdaq for audit committee membership. The Company has identified Mr. Sheng as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K, and has determined that he has the requisite level of financial sophistication required by the continued listing requirements of Nasdaq; this identification does not constitute a determination that other members of the Audit Committee would not also be able to qualify as an “audit committee financial expert.”

Compensation Committee. The current members of our Compensation Committee are Jie Sheng , Kevin Chen and Chad Chen (Chair), each of whom was determined by our Board of Directors to be independent under the continued listing requirements of Nasdaq.

Under the Compensation Committee charter, our Compensation Committee is responsible for the following actions, among others:

●	determining and approving the compensation of our chief executive officer and our other executive officers, subject to review and ratification by the full Board of Directors;

●	administering our incentive compensation plans and equity-based plans;

●	reviewing, approving and recommending to the Board of Directors any employment agreements and any severance arrangements or plans; and

●	reviewing director compensation for board and board committee service at least once a year and recommending any changes to the Board of Directors.

To determine executive compensation, the Compensation Committee, with input from the Chief Executive Officer and other members of senior management (who do not participate in the deliberations regarding their own compensation), reviews, at least annually, and makes recommendations to the Board of Directors as to appropriate compensation levels for each executive officer of the Company. The Compensation Committee considers all factors it deems relevant in setting executive compensation.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter, but only after taking into account certain factors prescribed by Nasdaq bearing on the consultant’s independence. There is no requirement, however, that a compensation consultant be independent.

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Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Jie Sheng, Kevin Chen and Chad Chen (Chair), each of whom was determined by our Board of Directors to be independent under the continued listing requirements of Nasdaq.

Under the Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee is responsible for the following actions, among others:

●	identifying, screening and making recommendations to the Board of Directors regarding director nominees and Board of Directors committee composition;

●	overseeing our corporate governance practices and making recommendations to the Board of Directors regarding any changes to our corporate governance framework; and

●	overseeing the evaluation of our Board of Directors and its committees.

Director Nominations

Director nominees are considered by our Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to our Board of Directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. The Nominating and Corporate Governance Committee will consider nominees identified by the Nominating and Corporate Governance Committee or the Board of Directors, by stockholders, or through other sources. When current directors are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior contributions and performance as well as the composition of our Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating and Corporate Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

It is our Nominating and Corporate Governance Committee’s responsibility to consider stockholders’ proposed nominees for election as directors that are nominated in accordance with our certificate of incorporation and our bylaws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company by no later than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting of stockholders, nor earlier than the close of business of the 120th day before the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth any and all of the information required by the Company’s bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the same deadline under the Company’s advance notice bylaws, as described above.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for determining the qualifications, qualities, skills, and other expertise required to be a director and is responsible for developing, and recommending to the Board of Directors for its approval, criteria to be considered in selecting nominees for director. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account such criteria.

In our director nominations, we strive to not discriminate in favor of or against anyone on the basis of race, age, sex, gender, sexual orientation, religion, disability, ethnicity, or membership in or identification with underrepresented communities.

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Meetings and Attendance

The Board of Directors held 7 meetings in 2024 and the Audit Committee held four meetings in 2024. The Compensation Committee and the Nominating and Corporate Governance Committee 3 in 2024. Each director who served as a director of the Company during 2024 participated in 75% or more of the meetings of the Board of Directors and of the committees on which he or she served during the year ended December 31, 2024 (during the period that such director served).

We encourage all of our directors to attend our annual meeting of stockholders. One director attended our 2023 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is reviewed periodically and amended as necessary and is available on our website at www.qlgntx.com. Any amendments to the code of business conduct and ethics, or any waivers of its requirements that apply to our principal executive officer, principal financial officer or principal accounting officer, will be disclosed on our website.

Stockholder Communications with the Board of Directors

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board of Directors has not deemed it necessary to establish such a process at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director, as the case may be.

Certain Relationships and Related Party Transactions

Our Audit Committee is responsible for reviewing, approving and overseeing any transaction between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members, where the amount involved exceeds the lesser of (i) $120,000 and (ii) 1% of the average of our total assets at year-end for the prior two fiscal years. Since January 1, 2025, there have been no such transactions.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

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EXECUTIVE Officers

The following table sets forth information about our current executive officers.

Name	Age	Position with the Company
Kevin A. Richardson II	57	Co-Chief Executive Officer
Jiawei Wang	35	Co-Chief Executive Officer
Koti Meka	56	Chief Financial Officer

Officers serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

For the biography of Mr. Richardson and Mr. Meka, please see “Board of Directors” above.

Jiawei Wang | Co-Chief Executive Officer. Mr. Wang currently serves as Co-Chief Executive Officer of AIxCrypto, and President of the Faraday Future Intelligent Electric Inc. (“FF”), and was the FF’s Vice President of Global Capital Markets from May 2018 to April 2022. Prior to that, he was Global Head of Capital Markets at FF from January 2018 to May 2018, and General Manager of China Capital Markets from March 2017 to January 2018. He was the co-founder and Executive Chairman of AIBOT Inc. from September 2022 to March 2025 and now serves as the Chairman of AIBOT Inc., an AI-driven, intelligent eVTOL aircraft developer. Before joining the FF, Mr. Wang worked at Le Holdings Co. Ltd. as Director of Corporate Development from 2015 to 2017. He co-founded Global Galaxy Inc., a private investment firm in September 2013 and worked as a private equity analyst at Knights Investment Group from December 2013 to February 2014.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table (2024 and 2023)

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2024 and 2023 in all capacities for the account of our principal executive officer.

Name and Principal Position	“Year”	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Kevin A. Richardson II, Co-Chief Executive Officer and Director(3)	2024	-	-	-	90,907	90,907
	2023	-	-	-	-	-

Jiawei Wang, Co-Chief Executive Officer(4)	2024	-	-	-	-	-
	2023	-	-	-	-	-

Koti Meka, Chief Financial Officer and Executive Director(5)	2024	-	-	-	-	-
	2023	-	-	-	-	-

Michael Poirier, Former Chairman and Chief Executive Officer(6)	2024	482,063	14,635	-	14,357	511,055
	2023	512,635	118,174	-	1,889	632,698

Christopher Lotz, Former Chief Financial Officer(7)	2024	257,386	8,781	-	36,202	302,369
	2023	267,462	71,827	-	4,149	343,438

(1)	There were no option awards granted during 2024.

(2)	The amounts reported in this column represent $90,907 paid by us to Mr. Richardson for services rendered under a consulting agreement, 401(k) matching contributions and life insurance premiums paid by us for Mr. Poirier and Mr. Lotz, and include $25,367 in additional compensation paid to Mr. Lotz for services rendered under a consulting agreement entered into subsequent to his September 23, 2024 termination date.

(3)	On September 25, 2024, the Board appointed Mr. Richardson as the Interim Chief Executive Officer and Interim Chief Financial Officer of the Company.

(4)	Mr. Wang was appointed as Co-Chief Executive Officer on October 2, 2025.

(5)	Mr. Meka was appointed as Chief Financial Officer on October 2, 2025.

(6)	On September 23, 2024, Mr. Poirier resigned from his position as Chief Executive Officer and Chairman of the Board. The 2024 “Salary” and “Bonus” for Mr. Poirier represent amounts we paid through his September 23, 2024 termination date.

(7)	On September 23, 2024, Mr. Lotz resigned from his position as Chief Financial Officer of the Company. The 2024 “Salary” and “Bonus” for Mr. Lotz represent amounts we paid through his September 23, 2024 termination date.

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Executive Employment Agreements

Employment Agreement with Michael Poirier

Mr. Poirier entered into to an Executive Employment Agreement dated February 1, 2017, as amended January 9, 2018 (the “Poirier Employment Agreement”). The Poirier Employment Agreement had an initial three-year term and is now automatically renewed for successive one-year periods unless either party gives notice of nonrenewal at least 90 days before the end of such a one-year period.

Under the terms of the Poirier Employment Agreement, Mr. Poirier is entitled to an annual base salary of at least $315,000, is eligible to participate in the Company’s bonus plans, benefit programs and medical benefits, is eligible for certain event-based bonuses (including for “Liquidity Event” acquisition transactions), and is entitled to four weeks of vacation per year. If Mr. Poirier’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Poirier Employment Agreement), and he provides a general release to the Company, he will be entitled to one year of salary continuation plus the cost of COBRA coverage continuation for such one-year period. In May 2021, our board of directors and its compensation committee increased Mr. Poirier’s annual base salary to $575,000. On January 13, 2023, the Company’s board of directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the base salaries of all executive officers of the Company. Accordingly, on January 16, 2023, Mr. Poirier’s base salary was reduced to $460,000; it was subsequently restored in August 2023.

Employment Agreement with Christopher Lotz

Mr. Lotz entered into an Executive Employment Agreement dated February 1, 2017, as amended January 9, 2018 (the “Lotz Employment Agreement”). The Lotz Employment Agreement had an initial three-year term and is now automatically renewed for successive one-year periods unless either party gives notice of nonrenewal at least 90 days before the end of such a one-year period.

Under the terms of the Lotz Employment Agreement, Mr. Lotz is entitled to an annual base salary of at least $225,000, is eligible to participate in the Company’s bonus plans, benefit programs and medical benefits, is eligible for certain event-based bonuses (including for “Liquidity Event” acquisition transactions), and is entitled to four weeks of vacation per year. If Mr. Lotz’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Lotz Employment Agreement), and he provides a general release to the Company, he will be entitled to 180 days of salary continuation plus the cost of COBRA coverage continuation for such 180-day period. In May 2021, our board of directors and its compensation committee increased Mr. Lotz’s annual base salary to $300,000. On January 13, 2023, the Company’s board of directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the base salaries of all executive officers of the Company. Accordingly, on January 16, 2023, Mr. Lotz’s base salary was reduced to $240,000; it was subsequently restored in August 2023.

Stock Incentive Plan

The material terms of our 2020 Stock Equity Incentive Plan (as amended, the “2020 Plan”) are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2020 Plan, which is incorporated herein by reference.

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Authorized Shares. We have reserved an aggregate of 755,715 shares of our common stock for issuance under the 2020 Plan. The number of shares is subject to adjustment in the event of any recapitalization, stock split, reclassification, stock dividend or other change in our capitalization. In addition, the following shares of our common stock will be available for grant and issuance under the 2020 Plan:

●	shares subject to stock options or stock appreciation rights (“SARs”), granted under the 2020 Plan that cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR;

●	shares subject to awards granted under the 2020 Plan that are subsequently forfeited or repurchased by us at the original issue price;

●	shares subject to awards granted under the 2020 Plan that otherwise terminate without shares being issued;

●	shares surrendered, canceled, or exchanged for cash or a different award (or combination thereof); and

●	shares subject to awards under the 2020 Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award.

Plan Administration. The 2020 Plan will be administered by our Compensation Committee or by our board of directors acting in place of our Compensation Committee. Our Compensation Committee will have the authority to construe and interpret the 2020 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2020 Plan.

Awards and Eligible Participants. The 2020 Plan authorizes the award of stock options, stock appreciation rights, restricted stock unit, performance awards and stock bonuses. The 2020 Plan provides for the grant of awards to our employees, directors, consultants and independent contractor service providers, subject to certain exceptions. No non-employee director may be granted awards under the 2020 Plan in any calendar year that, taken together with any cash fees paid by us to such non-employee director during such calendar year, exceed $5,000,000 (calculating the value of any award based on the grant date fair value determined in accordance with GAAP). No more than 98,000,000 shares of our common stock will be issued under the 2020 Plan pursuant to the exercise of incentive stock options.

Stock Options. The 2020 Plan permits us to grant incentive stock options and non-qualified stock options. The exercise price of stock options will be determined by our Compensation Committee, and may not be less than 100% of the fair market value of our common stock on the date of grant. Our Compensation Committee has the authority to reprice any outstanding stock option (by reducing the exercise price, or canceling the stock option in exchange for cash or another equity award) under the 2020 Plan without the approval of our stockholders. Stock options may vest based on the passage of time or the achievement of performance conditions in the discretion of our compensation committee. Our Compensation Committee may provide for stock options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of stock options granted under the 2020 Plan is 10 years.

Stock Appreciation Rights. SARs provide for a payment to the holder, in cash or shares of our common stock, based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price on the date of grant, up to a maximum amount of cash or number of shares. SARs may vest based on the passage of time or the achievement of performance conditions in the discretion of our Compensation Committee. Our Compensation Committee has the authority to reprice any outstanding SAR (by reducing the exercise price, or canceling the SAR in exchange for cash or another equity award) under the 2020 Plan without the approval of our stockholders.

Restricted Stock Awards. A restricted stock award represents the issuance to the holder of shares of our common stock, subject to the forfeiture of those shares in the event of failure to achieve certain performance conditions or termination of employment. The purchase price, if any, for the shares will be determined by our Compensation Committee. Unless otherwise determined by the administrator at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to us or can be repurchased by us.

Restricted Stock Units. Restricted stock units (“RSUs”) represent the right on the part of the holder to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right in the event of failure to achieve certain performance conditions or termination of employment. If a RSU has not been forfeited, then, on the specified date, we will deliver to the holder of the RSU shares of our common stock, cash or a combination of cash and shares of our common stock, as previously determined by the Compensation Committee at the time of the award.

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Performance Awards. Performance awards cover a number of shares of our common stock that may be settled upon achievement of performance conditions as provided in the 2020 Plan in cash or by issuance of the underlying common stock. These awards are subject to forfeiture before settlement in the event of failure to achieve certain performance conditions or termination of employment.

Stock Bonuses. Stock bonuses may be granted as additional compensation for past or future service or performance and, therefore, no payment will be required from a participant for any shares awarded under a stock bonus. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to us.

Change-in-Control. If we are party to a merger or consolidation, sale of all or substantially all our assets or similar change-in-control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, the successor company may issue, in place of outstanding shares held by a 2020 Plan participant, substantially similar shares or other property subject to repurchase obligations no less favorable to the participant. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire immediately before the transaction, and awards will be exercisable for a period of time determined by the administrator.

Amendment; Termination. The 2020 Plan will terminate 10 years from April 8, 2020, unless it is terminated earlier by our board of directors. Our board of directors may amend, suspend or terminate the 2020 Plan at any time, subject to compliance with applicable law.

Federal Income Tax Summary. The following is a brief summary of the principal federal income tax consequences to us and to an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) (a “Participant”) of awards that may be granted under the 2020 Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The federal income tax consequences of an eligible person’s award under the 2020 Plan are complex, are subject to change and differ from person to person. Each person should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Code, Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described herein will remain unchanged at the time that awards under the 2020 Plan are made.

A Participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option. At the time the participant exercises a non-qualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and we will then be entitled to a corresponding deduction.

A Participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her options or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. The Participant will be taxed on the excess of the amount for which he or she sells the stock over the price he or she had paid for the stock. If the Participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her upon exercise, the gain will be capital gain and we will not get a corresponding deduction. If the Participant sells the stock at a gain prior to that time, the difference between the amount the Participant paid for the stock and the lesser of the fair market value on the date of the exercise or the amount for which the stock is sold, will be taxed as ordinary income and we will be entitled to a corresponding deduction. If the Participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

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A Participant generally will not recognize income upon the grant of a stock appreciation right or a restricted stock unit. At the time a Participant receives shares or cash payment under any such award, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the common stock received, less any amount paid for the stock, and we will then be entitled to a corresponding deduction. Upon a subsequent sale of the shares received under the stock appreciation right or restricted stock unit, if any, the difference between the amount realized on the sale and the Participant’s tax basis (the amount previously included in income) is generally taxable as a capital gain or loss, which will be short-term or long-term depending on the Participant’s holding time of such shares.

The taxation of restricted stock is dependent on the actions taken by the Participant. Generally, absent an election to be taxed currently under Section 83(b) of the Code, or an 83(b) election, there will be no federal income tax consequences to the Participant upon the grant of a restricted stock award. At the lapse of the restrictions or satisfaction of the conditions on the restricted stock, the Participant will recognize ordinary income equal to the fair market value of our common stock at that time. If the Participant makes an 83(b) election within 30 days of the date of grant, he or she will recognize ordinary income equal to the fair market value of our common stock at the time of grant, determined without regard to the applicable restrictions. If an 83(b) election is made, no additional income will be recognized by the Participant upon the lapse of the restrictions or satisfaction of the conditions on the restricted stock award. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant, at the same time as the ordinary income is recognized by the Participant. Upon a subsequent sale of the formerly restricted stock, the difference between the amount realized on the sale and the Participant’s tax basis (the amount previously included in income) is generally taxable as a capital gain or loss, which will be short-term or long-term depending on the Participant’s holding time of such shares.

The tax consequences to Participants who receive performance-based awards depend on the particular type of award issued. Our ability to take a deduction for such awards similarly depends on the terms of the awards and the limitations of Section 162(m) of the Code, if applicable. Section 162(m) of the Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another “covered employee” (as defined by Section 162(m)), or was such an employee beginning in any year after 2017. The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the executive officers as the Compensation Committee may determine is in the best interest of us and our stockholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Compensation Committee’s compensation practices because it provides the Compensation Committee with sufficient flexibility to respond to specific circumstances facing us.

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Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents the outstanding stock options and compensatory warrants held by each of the named executive officers as of December 31, 2024. There were no direct stock awards, restricted stock units or stock appreciation rights outstanding at December 31, 2024. All pre-2020 “option” awards shown were initially issued as AIxCrypto Series C Warrants, and became warrants exercisable instead for our common stock (at an adjusted exercise price) upon the Reverse Recapitalization Transaction. The share numbers and exercise prices in the table below reflect the reverse stock split effected on November 5, 2024 (the “Reverse Stock Split”).

	Equity Awards
Name	Grant Date	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Kevin A. Richardson II, Co-Chief Executive Officer and Director(1)	-	-	-	-	-

Jiawei Wang, Co-Chief Executive Officer(2)	-	-	-	-	-

Koti Meka, Chief Financial Officer and Executive Director(3)	-	-	-	-	-

Michael Poirier, Former Chairman and Chief Executive Officer(4)	3/3/2015	44	-	1,270.25	3/2/2025
	9/22/2016	29	-	1,270.25	9/22/2026

Christopher Lotz, Former Chief Financial Officer(5)	3/3/2015	44	-	1,270.25	3/2/2025
	9/22/2016	7	-	1,270.25	9/22/2026

(1)	No equity award have been granted to Mr. Richardson as of today’s date.

(2)	No equity awards have been granted to Mr. Wang as of today’s date.

(3)	No equity awards have been granted to Mr. Meka as of today’s date.

(4)	All of Mr. Poirier’s option grants under the 2020 Plan were forfeited on December 22, 2024.

(5)	All of Mr. Lotz’s option grants under the 2020 Plan were forfeited on December 22, 2024.

Pay Versus Performance (PVP)

In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP of our principal executive officer (“PEO”) and named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2024, 2023, and 2022, and our financial performance. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company for each such fiscal year.

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Pay versus Performance Table - Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table, or SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP:

	SCT Total	CAP
Stock Awards	Grant date fair value of stock awards granted during the year	Fair value of stock awards that are unvested as of the end of the year, or vested during the year

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2024, 2023, and 2022, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO Named Executive Officers	Average Compensation Actually Paid to non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Loss Attributable to Qualigen AIxCrypto Holdings, Inc. (millions)
2024	$504,183	504,183	46,153	46,153	(5.2)	(6.34)
2023	$632,698	$612,865	$514,321	$488,856	$1.83	$(13.4)
2022	728,454	262,274	473,826	121,235	4.29	(18.6)

The principal executive officer (“PEO”) in 2024, 2023, and 2022 was Michael Poirier, our Chairman and Chief Executive Officer. The Non-PEO NEOs in 2024, 2023, and 2022 were Amy Broidrick, who was our President, Chief Strategy and Operating Officer, and Tariq Arshad, who was our Chief Medical Officer and Senior Vice President. The CAP was calculated beginning with the NEOs SCT total. The following amounts were deducted from and added to the applicable SCT total compensation:

	SCT Total	Stock awards deducted from SCT	Increase for fair value of awards granted during the year that remain unvested as of year end	Decrease in fair value from prior year-end to current year-end for awards granted in prior years and unvested as of year end	Decrease in fair value from prior year-end to current year vesting date for awards granted in prior years	Total CAP
	(A)	(B)	(C )	(D)	(E )	A-B+C+D+E
PEO
2024	504,183					504,183
2023	$632,698	$-	$-	$(13,650)	$(6,183)	$612,865
2022	728,454	(145,274)	31,387	(218,695)	(133,598)	262,274

Average Non-PEO NEO
2024	46,153					46,153
2023	$514,321	$-	$-	$(23,708)	$(1,757)	$488,856
2022	473,826	(44,936)	9,709	(218,541)	(98,823)	121,235

The fair value of stock options reported for CAP purposes in columns (B), (C), (D) and (E) above was estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards granted during 2022 were as follows: volatility 102%, expected life 5.99 years, expected dividend yield 0%, risk-free rate 3.04%. The assumptions used in estimating fair value for awards granted during 2021 and prior were as follows: volatility 102%, expected life 5.99 years, expected dividend yield 0%, risk-free rate 0.42% - 1.43%. There were no awards granted in 2023 or 2024.

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Analysis of Information Presented in the Pay versus Performance Table

Our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. Further, we do not have the right to (without the executive’s consent) reduce an executive’s salary for a particular year to an amount lower than is provided for in any employment agreement with the executive which covers such year. In accordance with SEC rules, we provide the following narrative disclosure:

Compensation Actually Paid and Cumulative Total Stockholder Return

Compensation actually paid to our PEO increased from $262,274 in 2022 to $612,865 in 2023, and decreased to $504,183 in 2024. Average compensation actually paid to our named executive officers other than our PEO increased from $121,235 in 2022 to $488,856 in 2023, and decreased to $46,154 in 2024. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2021 decreased by $38.21 to $4.29 during 2022, further decreased by $2.46 during 2023, and further decreased by $22.23 during 2024.

Compensation Actually Paid and Net Loss

Compensation actually paid to our PEO increased from $262,274 in 2022 to $612,865 in 2023, and decreased to $504,183 in 2024. Average compensation actually paid to our named executive officers other than our PEO increased from $121,235 in 2022 to $488,856 in 2023, and decreased to $46,154 in 2024. Over the same period, our net loss increased by $5,223,331 during 2023 (from a net loss in 2022 of $18,640,543 to a net loss in 2023 of $13,417,212), and decreased by $7,070,417 during 2024 (from a net loss in 2023 of $13,417,212 to a net loss in 2024 of $6,346,795).

Hedging or Offsetting Against Compensatory Securities

We have adopted a policy that our employees (including officers) and directors shall not purchase securities or other financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation to, or held directly or indirectly by, those persons.

We have adopted a formal claw-back policy for the recovery of incentive-based executive compensation erroneously awarded to executive officers based on misstated financial reporting measures.

Compensation of Directors

Beginning August 1, 2024, our independent directors were eligible to receive $60,000 in annual cash compensation. The Audit Committee chair was eligible to receive additional annual cash compensation of $8,000 and the other Board committee chairs were eligible to receive additional annual cash compensation of $8,000.

Prior to August 1, 2024, our non-employee directors were eligible to receive $35,000 in annual cash compensation. The Audit Committee chair was eligible to receive additional annual cash compensation of $15,000 and the other Board committee chairs were eligible to receive additional annual cash compensation of $10,000. Each non-chair member of each Board committee was eligible to receive additional annual cash compensation of $7,500 (Audit Committee) and $5,000 (other Committees). The amounts in the table below represent fees actually paid in cash during 2024 (except where noted) and include some fees earned in 2023.

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Compensations paid to Mr. Richardson and Mr. Poirier are presented as part of the “Summary Compensation Table” above, rather than here.

Name of Director	Fees Paid in Cash ($)	Option Awards ($)	All other compensation ($)	Total ($)
Kevin Chen(1)	-	-	-	-
Koti Meka(2)	-	-	-	-
Jie Sheng(3)	-	-	-	-
Chad Chen(4)	-	-	-	-
Richard David(5)	10,000	-	6,940	16,940
Sidney Emery, Jr. (6)	10,000	-	8,260	18,260
Matthew Korenberg(7)	63,000	-	-	63,000
Kurt Kruger(8)	10,000	-	6,940	16,940
Ira Ritter(9)	10,000	-	4,300	14,300
Campbell Becher(10)	-	-	88,000	88,000
Braeden Lichti(11)	25,000	-	-	25,000
Robert B. Lim(12)	25,000	-	-	25,000
Cody Price(13)	25,000	-	-	25,000
Graydon Bensler(14)	-	-	-	-

(1) Kevin Chen was appointed to the board on September 26, 2025.

(2) Koti Meka was appointed to the board on November 17, 2025.

(3) Jie Sheng was appointed to the board on October 2, 2025.

(4) Chad Chen was appointed to the board on October 2, 2025.

(5) Dr. David’s tenure terminated on July 11, 2024. Other compensation consists of the fair market value on the issuance date of 746 reverse split adjusted shares of restricted common stock. The amounts shown are in full settlement of all remaining payment obligations due through his termination date.

(6) Mr Emery’s tenure terminated on July 11, 2024. Other compensation consists of the fair market value on the issuance date of 888 reverse split adjusted shares of restricted common stock. The amounts shown are in full settlement of all remaining payment obligations due through his termination date.

(7) Mr. Korenberg’s tenure terminated in November 2024. As of December 31, 2024 he was due $63,000 in unpaid compensation, which was paid between January and May 2025.

(8) Mr Kruger’s tenure terminated on July 11, 2024. Other compensation consists of the fair market value on the issuance date of 746 reverse split adjusted shares of restricted common stock. The amounts shown are in full settlement of all remaining payment obligations due through his termination date.

(9) Mr. Ritter’s tenure terminated on July 11, 2024. Other compensation consists of the fair market value on the issuance date of 462 reverse split adjusted shares of restricted common stock. The amounts shown are in full settlement of all remaining payment obligations due through his termination date.

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(10) Mr. Becher’s tenure began on July 12, 2024. Other compensation consists of cash payments made pursuant to a consulting agreement. As of December 31, 2024 he was due $21,000 in unpaid earned compensation, which was paid between January and February 2025.

(11) Mr. Lichti’s tenure began on October 8, 2024. As of December 31, 2024 he had been paid for all compensation earned.

(12) Mr. Lim’s tenure began on July 12, 2024. As of December 31, 2024 he had been paid for all compensation earned.

(13) Mr. Price’s tenure began on July 12, 2024. As of December 31, 2024 he had been paid for all compensation earned.

(14) Mr. Bensler’s tenure began on November 13, 2024. As of December 31, 2024 he had been paid for all compensation earned.

Equity Compensation Plan Information

The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,870	$1,948.41	13,244
Equity compensation plans not approved by stockholders (1)	1,862	$351.76	-
Total	3,732	$1,151.80	13,244

(1)	Consists of shares of common stock issuable upon the exercise of compensatory warrants granted to service providers.

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OWNERSHIP OF THE COMPANY

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2025 by:

●	our named executive officers;

●	our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days after August 30, 2025, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of beneficial ownership of our common stock was calculated based on an aggregate of 7,049,999 shares outstanding as of November 20, 2025.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o AIxCrypto Holdings, Inc., 5857 Owens Avenue, Suite 300, Carlsbad, California 92008 USA.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Five Percent Stockholders
Faraday Future Intelligent Electric Inc.(2)	248,722	3.5%
Yueting Jia	33,163	*	%
Executive Officers, Directors and Director Nominees
Kevin A. Richardson II	-	*	%
Campbell Becher(3)	-	*	%
Braeden Lichti	-	-%
Robert B. Lim(4)	-	*	%
Cody Price(5)	-	*	%
Graydon Bensler	-	*	%
Jiawei Wang(6)	1,658	*	%
Koti Meka	-	*	%
Kevin Chen	-	-%
Jie Sheng	-	*	%
Chad Chen	-	*	%

All executive officers and directors as a group (11 persons)		-%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the record date. As of September 22, 2025, there were 1,695,450 shares of our company’s Common Stock issued and outstanding.=

(2)	Does not include 13,108 shares of Series B Convertible Preferred Stock which are convertible into 5,836,075 shares of Common Stock. Jaiwei Wang, the Company’s Co-Chief Executive Officer, has voting and investment control of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of such shares. Mr. Wang, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of the Selling Securityholder is at c/o 18455 S. Figueroa Street, Gardena, CA 90248.

(3)	Does not include 1,748 shares of Series B Convertible Preferred Stock which are convertible into 778,263 shares of Common Stock. The registered address of the Selling Securityholder is at c/o 18455 S. Figueroa Street, Gardena, CA 90248.

(4)	Campell Becher resigned as a member of the Board of Directors on October 1, 2025. Mr. Becher still remains at President of the Company.=

(5)	Robert B. Lim resigned as a member of the Board of Directors on October 1, 2025.

(6)	Cody Price resigned as a member of the Board of Directors on October 1, 2025.

(7)	Does not include 196 shares of Series B Convertible Preferred Stock which are convertible into 87,266 shares of Common Stock. The registered address of the Selling Securityholder is at c/o 18455 S. Figueroa Street, Gardena, CA 90248.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the 12 months ended December 31, 2024. The Audit Committee oversees our financial reporting process on behalf of the board of directors.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the board of directors. The board of directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. The Company has identified Matthew Korenberg as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K; this identification does not constitute a determination that other members of the Audit Committee would not also be able to qualify as an “audit committee financial expert.” The Audit Committee has sole authority to appoint and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

Our management has the primary responsibility for the preparation, presentation, and integrity of our financial statements and the accounting and reporting process, including the systems of internal controls and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s responsibility is to independently monitor and review the financial reporting processes of the Company. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and our independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that our independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the Audit Committee, management, and our independent registered public accounting firm.

In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee members reviewed and discussed the audited financial statements for the 12 months ended December 31, 2024, with our management and the independent registered public accounting firm.

The Audit Committee also discussed with our independent registered public accounting firm matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

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Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC, and appointed Macias Gini & O’Connell LLP as our independent registered public accounting firm for fiscal year 2025.

Jay Sheng, Chair of the Audit Committee
Graydon Bensler
Chad Chen

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 1, 2025, WithumSmith+Brown, PC (“Withum”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of AIxCrypto (the “Company”) that it had resigned as the Company’s independent registered public accounting firm, effective immediately. The Audit Committee accepted Withum’s resignation.

Withum advised the Company in writing (the “Notice”) that its withdrawing its engagement with the Company relating to the terms outlined in the engagement letter dated April 14, 2025 with respect to quarterly reviews of the interim consolidated financial statements for the period ended September 30, 2025 and the engagement letter dated September 8, 2025 with respect to the audit of the consolidated financial statements for the year ending December 31, 2025.

The reports of Withum on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the period from July 11, 2024 through the Company’s most recent fiscal year ended December 31, 2024, and the subsequent interim period through October 1, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or disputes between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in connection with the reports on the Company’s financial statements for such periods. In addition, during the Company’s most recent fiscal year ended December 31, 2024 and the subsequent interim period through October 1, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for material weaknesses in the Company’s internal control over financial reporting related to: (i) the lack of sufficient number of personnel within the accounting function to adequately segregate duties, (ii) the lack of designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting systems, and (iii) the lack of formalized documentation of its processes and controls that could be evaluated for proper design and implementation.

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Withum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 6, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

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Appointment of New Independent Registered Public Accounting Firm

Effective October 3, 2025, the Company’s Audit Committee approved the engagement of Macias Gini & O’Connell LLP (“MGO”) as the Company’s new independent registered public accounting firm for the final year ending December 31, 2025, and to perform interim reviews of the Company’s unaudited financial information for the three- and nine-month periods ended September 30, 2025, the three-month period ended March 31, 2026, the three- and six-month periods ended June 30, 2026, and the three- and nine-month periods ended September 30, 2026, subject to the completion of client acceptance procedures.

During the most recent fiscal year and any subsequent interim period prior to the engagement of MGO, the Company did not consult with MGO regarding (i) the application of accounting principles to a specific completed or proposed transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Fees and Services of WithumSmith + Brown, PC and Baker Tilly US, LLP

Our former independent auditor Baker Tilly US, LLP billed an aggregate of $748,657 for the fiscal year ended December 31, 2024, for professional services rendered for the audit of our 2023 annual financial statements and review of the financial statements included in our quarterly reports. On July 11, 2024, the Company dismissed Baker Tilly US, LLP as the Company’s independent public accountants and engaged WithumSmith+Brown, PC (“Withum”).

During the year ended 2024 and for the period from June 1, 2018 until July 11, 2024, we engaged Baker Tilly US, LLP as our independent registered accounting firm. On July 11, 2024, we appointed Withum to serve as our independent auditor. Our independent auditor billed an aggregate of $568,202 through December 31, 2024 for professional services rendered for the audit of our 2024 annual financial statements. We incurred fees from both Baker Tilly US, LLP as well as Withum for the years ended December 31, 2024 and 2023, as discussed below:

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$568,202	$-
Audit-Related Fees	81,000	748,657
Tax Fees (2)	-	18,789
All Other Fees	9,500	-
Total	$658,702	$767,446

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, as well as fees for quarterly reviews and registration statements.

(2)	These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.

For the years ended December 31, 2024 and 2023, all audit services and the corresponding fees were approved by our Audit Committee.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected. Properly submitted proxies will be voted “FOR” the election as directors of the five persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the board of directors.

Nominees for the Board of Directors

The board of directors has nominated Kevin A. Richardson II, Kevin Chen, Koti Meka, Jie Sheng, and Chad Chen for election as directors. Information regarding the business experience of each nominee and his or her service on boards of directors of other public companies may be found under the section of this proxy statement entitled “Board of Directors and Corporate Governance — The Board of Directors.”

Our board of directors has determined that only Kevin Chen and Jie Sheng qualify as an “independent” director under Nasdaq’s continued listing requirements. The board of directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

The five nominees for director who receive the highest number of votes “FOR” election by holders of our common stock will be elected as directors, provided that a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” each of director nominees Kevin A. Richardson II, Kevin Chen, Koti Meka, Jie Sheng, and Chad Chen.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF KEVIN A. RICHARDSON II, KEVIN CHEN, KOTI MEKA, JIE SHENG, AND CHAD CHEN as directors.

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PROPOSAL 2

APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Overview

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers, or a “say on pay” proposal, as described in greater detail below.

Summary

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “2010 Act”), our stockholders are entitled to vote at the Annual Meeting on a proposal to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Pursuant to the 2010 Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors or on its compensation committee.

The primary objective of our executive compensation program is to compensate fairly our executive officers in a manner that will attract and retain talented executives with the skills needed to manage a demanding business, while creating long-term value for our stockholders. When designing our executive compensation program for 2025, the Compensation Committee considered a number of factors, including peer group and market survey data and our business objectives.

For additional information about our executive compensation program, please refer to the section of this proxy statement entitled “Executive and Director Compensation” and the related compensation tables, notes and narrative discussion.

The compensation committee and the board of directors believe that our executive compensation program is reasonable, competitive and aligned with our performance and the performance of our executives, and works to align our executives’ interests with the interests of the stockholders.

Proposal: Recommendation of the Board of Directors

In accordance with applicable proxy regulations, we are asking our stockholders to approve the following non-binding, advisory resolution on our named executive officer compensation as disclosed in this proxy statement:

“RESOLVED, that the AIxCrypto Holdings, Inc. stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as described in the “Executive and Director Compensation” section (including the related compensation tables, notes and narrative discussion) of the proxy statement for the AIxCrypto Holdings, Inc. 2024 Annual Meeting of Stockholders.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this Proposal 2 by stockholders will not require our board of directors or its compensation committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our board of directors and its compensation committee. Our board of directors and compensation committee, however, value the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our board of directors and compensation committee will carefully consider the outcome of this advisory vote, as well as stockholder opinions received from other communications, when making future executive compensation decisions.

Vote Required

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the “Executive and Director Compensation” section of this proxy statement requires the affirmative vote of majority of the votes cast by the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, duly signed and returned proxies will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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PROPOSAL 3

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES TO VOTE IN FAVOR OF THE MATTERS PRESENTED AT THE ANNUAL MEETING

If at the Annual Meeting the number of votes represented by shares of the common stock present or represented by proxy is insufficient to approve any of the proposals, the Named Proxies may move to adjourn the Annual Meeting in order to enable our board of directors to continue to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against any proposal have been received, we could adjourn, postpone or continue the Annual Meeting without a vote on that proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of that proposal.

Vote Required

The affirmative vote of a majority of the votes cast by shares of our common stock present in person or represented by proxy at the Annual Meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares. Unless otherwise instructed, duly signed and returned proxies will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE MATTERS PRESENTED AT THE ANNUAL MEETING.

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OTHER MATTERS

The board of directors knows of no other matters other than those stated in this proxy statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the materials for this Annual Meeting or any future annual meeting to any stockholder who contacts the Company’s Chief Financial Officer by writing to AIxCrypto Holdings, Inc., 5857 Owens Avenue, Suite 300, Carlsbad, California 92008 USA, or by calling (760) 452-8111. If a stockholder is receiving multiple copies of proxy materials at the stockholder’s household and would like to receive just a single copy of the proxy statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Chief Financial Officer to request mailing of a single copy of the proxy statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this proxy statement, extensive information about the Company can be found on its website located at www.aixcrypto.ai including information about its management team, products and services and its corporate governance practices. The content on our website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this proxy statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

Our principal executive office is located at 5857 Owens Avenue, Suite 300, Carlsbad, California 92008.

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ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the five proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxies by our board of directors, Kevin A. Richardson II and Jiawei Wang (the “Named Proxies”), will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the Named Proxies will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The expenses of soliciting proxies will be paid by AIxCrypto. Following the original mailing of the soliciting materials, AIxCrypto and its agents may solicit proxies by mail, electronic mail, telephone, by other similar means or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original mailing of the soliciting materials, AIxCrypto will request brokerage firms, banks or other nominees to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. We do not currently plan to retain a proxy solicitor to assist in the solicitation of proxies.

Q:	May I propose nominees for election to the board of directors at next year’s annual meeting of stockholders?

A:	Yes, our bylaws establish an advance notice procedure for stockholders to make nominations for the position of director at an annual meeting. Director nominee proposals for the 2026 Annual Meeting of Stockholders will not be considered timely unless such proposals are received by us no later than October 1, 2026 (the 90th day before the first anniversary of the Annual Meeting) and no earlier than August 31, 2026 (the 120th day before the first anniversary of the Annual Meeting) in accordance with our bylaws. Any proposal to nominate a director to our board of directors must set forth the information required by our bylaws.

Q:	May I propose other business proposals for consideration at next year’s annual meeting of stockholders?

A:	Yes, you may submit other business proposals for consideration at next year’s Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2026 Annual Meeting of Stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before the first anniversary of the mailing date of the proxy materials for the Annual Meeting (or by August 31, 2026 for the 2026 Annual Meeting of Stockholders).

A business proposal submitted by a stockholder pursuant to our bylaws and outside of the process of Rule 14a-8 for the 2026 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us no later than October 1, 2026 (the 90th day before the first anniversary of the Annual Meeting) and no earlier than August 31, 2026 (the 120th day before the first anniversary of the Annual Meeting) in accordance with our bylaws. Any business proposal must set forth the information required by our bylaws. The proxy to be solicited on behalf of our board of directors for the 2026 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2026 Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Kevin A. Richardson
Kevin A. Richardson II
Co-Chief Executive Officer

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